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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

    We, the undersigned Directors and Officers of UtiliCorp United Inc., do hereby name, constitute and appoint Richard C. Green, Jr., Robert K. Green or Dale J. Wolf, our agent and attorney-in-fact, for each of us and in our respective behalves as Directors and/or Officers, to sign and execute a Registration Statement on Form S-4, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of common stock of UtiliCorp United Inc. in connection with the merger of UtiliCorp United Inc. and St. Joseph Light & Power Company.

    Executed this 4th day of May, 1999.

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
/s/ RICHARD C. GREEN, JR.                     /s/ AVIS G. TUCKER
-------------------------------------------   ---------------------------------------------
Richard C. Green, Jr.                         Avis G. Tucker
/s/ IRVINE O. HOCKADAY, JR.                   /s/ ROBERT F. JACKSON, JR.
-------------------------------------------   ---------------------------------------------
Irvine O. Hockaday, Jr.                       Robert F. Jackson, Jr.
/s/ JOHN R. BAKER                             /s/ L. PATTON KLINE
-------------------------------------------   ---------------------------------------------
John R. Baker                                 L. Patton Kline
/s/ HERMAN CAIN                               /s/ STANLEY O. IKENBERRY
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Herman Cain                                   Stanley O. Ikenberry
/s/ ROBERT K. GREEN                           /s/ DALE J. WOLF
-------------------------------------------   ---------------------------------------------
Robert K. Green                               Dale J. Wolf
/s/ JAMES S. BROOK
-------------------------------------------
James S. Brook
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